SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OmniComm Systems, Inc.

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 10, 2009

The 2009 Annual Meeting of the Stockholders of OmniComm Systems, Inc., a Delaware corporation (“Company” or “OmniComm Systems”), will be held at 9:00 a.m., local time, at the Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on July 10, 2009. At the 2009 Annual Meeting, you will be asked to vote on the following matters:

1.	To elect a Board of Directors consisting of five members.

2.	To ratify the appointment of Greenberg & Co, LLC as the independent auditors of OmniComm Systems.

3.	To approve an increase in the number of authorized shares of common stock of the Company from 150 million to 500 million.

4.	To approve the adoption of the OmniComm Systems, Inc. 2009 Equity Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors recommends that you vote FOR the Board’s nominees for director, the ratification of the appointment of the independent auditors, the increase in the number of authorized shares of common stock of the Company and the approval of the adoption of the OmniComm Systems, Inc. 2009 Equity Incentive Plan.

Only stockholders of record, as shown by the transfer books of OmniComm Systems at the close of business on June 8, 2009, will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the 2009 Annual Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2009 Annual Meeting.

All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you mark, sign, date, and return the enclosed proxy card in the postage pre-paid envelope provided. Stockholders attending the 2009 Annual Meeting may vote in person even if they have previously voted by proxy

This Notice, Proxy Statement, proxy card and the Annual Report of OmniComm Systems are being mailed to the stockholders of OmniComm Systems on or about June     , 2009. OmniComm Systems’ financial statements for the fiscal year ended December 31, 2008 are contained in the accompanying Annual Report on Form 10-K. The Annual Report does not form any part of the material for the solicitation of proxies.

By Order of the Board of Directors

/s/ Randall G. Smith

Randall G. Smith

Chairman, Chief Technology Officer

Ft. Lauderdale, Florida

June     , 2009

OMNICOMM SYSTEMS, INC.

2101 West Commercial Blvd. Suite 4000

Ft. Lauderdale, FL 33309

PROXY STATEMENT

DATED JUNE     , 2009

2009 ANNUAL MEETING OF STOCKHOLDERS

July 10, 2009

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (hereinafter, the “Board” or the “Board of Directors”) of OmniComm Systems, Inc. (hereinafter, “OmniComm Systems” or the “Company”), a Delaware corporation, of proxies to be voted at the 2009 Annual Meeting of Stockholders (hereinafter, “the Annual Meeting”) to be held at Courtyard by Marriott located at 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on July 10, 2009 at 9:00 a.m. Eastern Standard Time or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (hereinafter, “the Notice”). The Annual Report on Form 10-K of the Company for the most recently completed fiscal year ended December 31, 2008 (hereinafter, “Annual Report”) is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card included herewith are first being mailed to stockholders on or about June     , 2009.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the 2009 Annual Meeting?

At the 2009 Annual Meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;

•	to ratify the appointment of Greenberg & Co., LLC as the independent auditors of OmniComm Systems;

•	to approve the increase of the number of shares of common stock of the Company authorized from 150 million to 500 million; and

•	to approve the adoption of the OmniComm Systems, Inc. 2009 Equity Incentive Plan (“2009 Equity Incentive Plan”).

•	such other matters as may properly come before the 2009 Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the 2009 Annual Meeting.

Can I revoke my proxy?

You have the right to revoke your proxy at any time before the 2009 Annual Meeting by:

•	notifying the Secretary of OmniComm Systems in writing;

•	voting in person at the 2009 Annual Meeting; or

•	returning a later-dated proxy card.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Jersey Transfer and Trust Co., 201 Bloomfield Avenue, PO Box 36, Verona, New Jersey 07044, telephone 973-239-2712, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

Who is entitled to vote at the 2009 Annual Meeting?

Only the holders of record of our stock entitled to vote as of the close of business on June 8, 2009 (“Record Date”) are entitled to notice of and to vote at the 2009 Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter voted upon. Each share of 5% Series A Convertible Preferred Stock entitles its holder to cast one vote for each share of common stock issuable upon the conversion of such security on each matter to be voted upon as if such security was converted immediately prior to such vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Co., you are considered the stockholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How many votes may be cast?

As of June 8, 2009, the Record Date, a total of 76,720,983 shares of the Company’s common stock and 4,125,224 shares of 5% Series A Convertible Preferred Stock, were issued and outstanding. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock on June 8, 2009, these holders would be entitled to 2,750,149 votes at a meeting of stockholders, and the common stockholders would be entitled to 76,720,983 votes, for an aggregate of 79,471,133 votes (“Voting Securities”). For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Voting Securities, see “Security Ownership of Certain Beneficial Owners and Management”. The closing price of the Company’s common stock on the OTC Bulletin Board on the Record Date was $0.25 per share.

What is a “quorum” at the 2009 Annual Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What vote is required to approve each proposals?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the 2009 Annual Meeting is necessary to elect the directors (Proposal 1), and a majority of the votes present at the meeting is necessary for the ratification of the independent auditors (Proposal 2), the increase of the authorized shares of common stock of the Company (Proposal 3) and the approval of the adoption of the 2009 Equity Incentive Plan (Proposal 4).

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 1 (election of Class I directors) will be considered routine. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2009 Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the 2009 Annual Meeting, your signed proxy card gives authority to the proxy holders, Cornelis Wit, Randall G. Smith, and Ronald T. Linares to vote on such matters at their discretion.

Who are the largest principal stockholders?

For information regarding holders of more than 5% of OmniComm Systems’ outstanding Voting Securities, see “Security Ownership of Certain Beneficial Owners and Management” appearing later in this Proxy Statement.

Who will bear the cost of this solicitation?

OmniComm Systems will bear the entire cost of the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of OmniComm Systems without additional compensation. We anticipate that the costs of the solicitation will not exceed $10,000.

Where can I find voting results of the 2009 annual meeting?

We intend to announce preliminary voting results at the 2009 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2009 annual meeting described herein and proposals received subsequent to such date will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2010 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

OmniComm Systems, Inc.

Attention: Corporate Secretary

2101 West Commercial Blvd. Suite 4000

Ft. Lauderdale, FL 33309

Facsimile: (954) 473-1256

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of the our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2010 annual meeting must be received by us at our principal executive office no later than March 10, 2010 in order to be eligible for inclusion in our 2010 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the information specified described in our bylaws, which includes the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of OmniComm Systems, Inc. at our principal executive offices: 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with OmniComm System’s Board or the non-management directors on OmniComm’s Board?

You may contact any of our directors by writing to them c/o OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about OmniComm Systems. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chair of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by OmniComm Systems that is addressed to the independent members of the Board and request copies of any such correspondence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At May 27, 2009 there were an aggregate of:

•	76,720,983 shares of common stock,

•	4,125,224 shares of 5% Series A Preferred Stock,

issued and outstanding. These securities comprise our “Voting Securities”. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for the 5% Series A Preferred Stock, on May 27, 2009, these holders are entitled to 2,750,149 votes at a meeting of our stockholders and the common stockholders are entitled to 76,720,983 votes, for an aggregate of 79,471,133 votes for all currently outstanding Voting Securities.

The following table sets forth, as of May 27, 2009, information known to us relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from May 27, 2009 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of May 27, 2009 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting, dispositive and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is: 2101 West Commercial Blvd. Suite 4000, Ft. Lauderdale, Florida 33309.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage of Voting Securities

Cornelis F. Wit (1)	29,987,044	27.68%

Fernando Montero (2)	7,333,411	7.67%

Guus van Kesteren (3)	3,938,103	4.13%

Matthew D. Veatch (4)	455,000	0.48%

Randall G. Smith (5)	2,786,422	2.91%

Ronald T. Linares (6)	1,404,262	1.48%

Stephen E. Johnson (7)	600,000	0.63%

Nico Letschert (8)	5,675,425	5.62%

Gregory Elias (9)	7,044,358	7.48%

Noesis International Holdings (10)	5,279,122	5.38%

Noesis N.V. (11)	6,372,628	6.76%

All Directors and Officers as a group (seven persons) (12)	46,585,705	40.93%.

(1)	Includes vested options to purchase an aggregate of 1,350,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from December 2009 to April 2014, 12,765,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 12,240,000 shares of our common stock issuable upon conversion of Secured Convertible Notes.

(2)	Includes vested options to purchase an aggregate of 225,000 shares of our common stock at exercise prices ranging from $0.61 to $0.70 per share with expiration dates ranging from April 2013 to August 2014. Also includes 1,100,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 400,000 shares of our common stock issuable upon conversion of Secured Convertible Notes and 2,500,000 shares of common stock held by Atlantic Balanced Fund, a corporation formed under the laws of the British Virgin Islands (“ABF”). Mentor Capital Corporation is the fund manager for ABF and has voting and dispositive control over the shares held by ABF. Mr. Montero is the president, director and sole owner of Mentor Capital Corporation and may be considered the beneficial owner of the 2,500,000 shares and convertible warrants and Convertible Notes held by ABF. Includes 2,000,000 shares of common stock owned by Atlantic Security Bank (“ASB”), an entity in which Fernando Montero is a director and pursuant to an agreement holds voting and dispositive control for shares owned in OmniComm.

(3)	Includes vested options to purchase an aggregate of 375,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to April 2014, 845,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 320,000 shares of our common stock issuable upon conversion of Convertible Notes.

(4)	Includes vested options to purchase an aggregate of 375,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to April 2014, and 30,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 30,000 shares of our common stock issuable upon conversion of Convertible Notes.

(5)	Includes vested options to purchase an aggregate of 1,384,270 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from July 2009 to April 2014 and 10,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 10,000 shares of our common stock issuable upon conversion of Convertible Notes.

(6)	Includes vested options to purchase an aggregate of 403,500 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from July 2009 to December 2014, 337,500 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with expiration dates ranging from February 2012 to December 2012 and 250,000 shares of our common stock issuable upon conversion of Convertible Notes.

(7)	Includes vested options to purchase an aggregate of 600,000 shares of our common stock at prices ranging from $0.25 to $0.61 per share with expiration dates ranging from June 2010 to April 2014 and 50,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.60 per share with an expiration date of December 2012 and 50,000 shares of our common stock issuable upon conversion of Convertible Notes.

(8)	Nico Letschert is the Chief Executive Officer of Noesis Capital Corp., a broker dealer and a member of FINRA who acted as the placement agent for our Series C Preferred Stock Offering and certain other offerings. Includes 1,213,190 shares of our common stock issuable upon the conversion of warrants at exercise prices ranging from $.25 to $0.595 per share with expiration dates ranging from June 2009 to March 2014 held by Noesis Capital Corp. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option held by Noesis Capital Corp. Also includes 725,928 shares of common stock held by Noesis International Holdings, the parent company of Noesis Capital Corp. The address for Noesis International Holdings and Noesis Capital Corp is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487. Nico Letschert has voting and dispositive control over the securities owned by Noesis Capital Corp. and Noesis International Holdings.

(9)	Includes 6,372,628 shares of our common stock held by Noesis NV. Also includes 638,397 shares of our common stock and 33,333 shares of our common stock upon conversion of our 5% Series A Convertible Preferred Stock held by Max Power. Gregory Elias has voting and dispositive control over the Securities owned by Noesis NV and Max Power.

(10)	Includes 1,213,190 shares of our common stock issuable upon the conversion of warrants at exercise prices ranging from $.25 to $0.595 per share with expiration dates ranging from June 2009 to March 2014 held by Noesis Capital Corp. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option held by Noesis Capital Corp. Noesis Capital is a wholly-owned subsidiary of Noesis International Holdings. The address for Noesis International Holdings and Noesis Capital Corp is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487. Nico Letschert has voting and dispositive control over the securities owned by Noesis Capital Corp. and Noesis International Holdings.

(11)	Includes 6,372,628 shares of our common stock held by Noesis NV. Gregory Elias has voting and dispositive control over the Securities owned by Noesis NV.

(12)	Includes footnotes (1) through (7).

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than ten percent of a class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3 (d) of the Exchange Act during the fiscal year ended December 31, 2008, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2008.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Meetings and Committees of our Board of Directors

The Board of Directors meets regularly during the year to review matters affecting OmniComm Systems and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. The Board of Directors held four meetings and took actions nine times by unanimous written consent during 2008. Each member of the Board attended all meetings of the Board in 2008 and participated in each action of the Board.

All members of the Board are required to attend the annual meetings of stockholders. All members of the Board attended the 2008 Annual Meeting of Stockholders.

Committees of our Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. From time to time, the Board of Directors may establish additional committees.

The following chart reflects the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Cornelis F. Wit
Randall G. Smith
Guus van Kesteren	*	**
Matthew D. Veatch		*	**
Fernando Montero	**	*

*	Member

**	Chair

Audit Committee. The Company has an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a written charter for the Audit Committee on April 24, 2003. Our Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of The NASDAQ Stock Market, Inc. The Audit Committee met four times and took no actions by unanimous written consent during fiscal 2008. Following the Annual Meeting, and assuming the nominated directors are elected, the Audit Committee will be composed of Mr. Montero and Mr. van Kesteren.

Audit Committee Financial Expert. Our Board of Directors has also determined that Mr. Montero is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

2008 Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of OmniComm Systems’ financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Management of OmniComm Systems has responsibility for preparing financial statements of OmniComm Systems as well as OmniComm Systems’ financial reporting process. Greenberg & Co., acting as independent auditors, are responsible for expressing an opinion on the conformity of OmniComm Systems’ audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports on the fiscal year ended December 31, 2008 as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with OmniComm Systems’ management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of OmniComm Systems, and the Board has approved, that the audited financial statements be included in OmniComm Systems’ Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission (“SEC”).

Dated: March 29, 2009

The Audit Committee of the Board of Directors

/s/Fernando Montero – Chairman

/s/Guus van Kesteren

Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Committee’s authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Committee met one time and took no actions during fiscal 2008. Please see Compensation, Discussion and Analysis for additional compensation related disclosures. Following the Annual Meeting, and assuming the nominated directors are elected, the Compensation Committee will be composed of Mr. van Kesteren, Mr. Montero and Mr. Veatch.

Governance and Nominating Committee: The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,

•	candidates for election as Chief Executive Officer and other corporate officers,

•	monitoring the performance of the Chief Executive Officer and our plans for senior management succession, and

•	reviewing and recommending the policies and procedures necessary for the effective management of our company.

The Committee uses various methods to identify director nominees. The Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Committee through current board members, stockholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence, and expertise.

Our Governance and Nominating Committee, operates under a written charter which was adopted during calendar 2003. The charter is available for review on our website, www.omnicomm.com.

Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent, as independence is defined in the listing standards of The NASDAQ Stock Market, Inc. The Governance and Nominating Committee met one time and took no actions by unanimous written consent during fiscal 2008. The Committee does consider nominees selected by our stockholders. Following the Annual Meeting, and assuming the nominated directors are elected, the Governance and Nominating Committee will be composed of Mr. Veatch.

Identifying and Evaluating Director Nominees

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent Directors and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. Once the Committee has identified a prospective nominee—whether the prospective nominee is recommended by a shareholder or otherwise—it makes an initial determination as to whether to conduct a full evaluation, taking into account the information provided to the Committee with the recommendation of the candidate as well as the Committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it will gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position. If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

Consideration of director candidates recommended by our stockholders

The Governance and Nominating Committee will consider director candidates submitted by stockholders addressed to: OmniComm Systems, Inc. Board of Directors, 2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL 33309, Attention: Corporate Secretary. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the last year, (ii) a statement that the stockholder is not a competitor of OmniComm Systems, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement whether the candidate has expressed interest in serving as a director. The Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Committee will consider such candidacy and will advise the recommending stockholder of its final decision. A stockholder who wishes to nominate a person for Director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the By-laws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from us.

Contacting the Board of Directors

Shareholders and other parties interested in communicating directly with the Board of Directors or with the non-management Directors as a group may do so by writing to Chairman of the Board, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the Corporate Secretary of the

Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters, as described below

Accounting Matters

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Employees with concerns regarding Accounting Matters may report their concerns directly to the Audit Committee via the confidential reporting system maintained by OmniComm Systems. Non-employee complaints regarding Accounting Matters may be reported by writing to the Audit Committee c/o Corporate Secretary, at our headquarters at 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309.

Code of Ethics

Effective March 1, 2003, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, all of our employees and members of our Board of Directors. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s personnel shall be accorded full access to our President with respect to any matter that may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s Board of Directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our President.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s President. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the President, the incident must be reported to any member of our Board of Directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available on the SEC website located at: www.sec.gov filed as Exhibit D to our Proxy Statement dated June 4, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida, 33309.

Policy Regarding Related Party Transactions

Our Board’s policy requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Based on our experience, we believe that each of the transactions with related parties complied with our Board’s policy at the time the transaction was effected. Our Board, by a vote of the disinterested directors, must approve all related party transactions. See “Certain Relationships and Related Transactions” for a description of such transactions.

MANAGEMENT

The following individuals are our executive officers and the members of our Board of Directors. Each Director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his or her successor is elected and qualified. Our by-laws permit the Board of Directors to fill any vacancy and such Director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Board of Directors elects officers annually and their terms of office are at the discretion of the Board.

Person	Age	Position
Cornelis F. Wit	62	Chief Executive Officer, President and Director
Randall G. Smith	51	Chairman and Chief Technology Officer
Ronald T. Linares	46	Chief Financial Officer
Stephen E. Johnson	44	Chief Operating Officer
Guus van Kesteren	68	Director
Matthew D. Veatch	38	Director
Fernando Montero	62	Director

Biographical information about Cornelis F. Wit, Randall G. Smith, Guus van Kesteren, Fernando Montero and Matthew D. Veatch, our director nominees, is provided below under Proposal 1.

Ronald T. Linares. Mr. Linares has served as our Chief Financial Officer since April 2000. Prior to joining us, from 1996 until 1999, Mr. Linares was Chief Financial Officer of First Performance Corp., a financial consulting firm, and from 1992 to 1996, Mr. Linares served in various senior financial positions within the Kenny Rogers Roasters Company including Chief Financial Officer of Foodquest, Inc. from 1994 to 1996. Mr. Linares received a B.S. from the University of Florida and a Masters in Public Accountancy from Barry University.

Stephen E. Johnson. Mr. Johnson has served as our Chief Operating Officer since April 1,2008 and as our Executive Vice President, National Sales from September 2006 to April 2008. From 2000 to August 2006, Mr. Johnson served as East Coast and Central U.S. Sales Manager for Oracle Corporation, supplier of software for enterprise information management, within its Clinical Applications Division. Mr. Johnson received his B.S in Microbiology from the University of Massachusetts.

Certain Relationships and Related Party Transactions

Guus van Kesteren, a member of our Board of Directors, is a consultant to Noesis Capital Corp. Noesis Capital Corp. has acted as a placement agent for the sale of our securities in various offerings since 1999.

In December 2008, the Company issued a promissory note for $197,500 that included $112,500 in accrued expenses associated with financial services provided by Noesis Capital Corp., the Company’s Placement Agent for several equity and debt transactions since 1999. The amount was borrowed under a promissory note bearing interest at 9% per annum payable with a maturity date of January 31, 2011. Included in the principal amount due under this promissory note is $85,000 that was originally owed under a $185,000 principal amount promissory note with a maturity date of January 1, 2009. The remaining $100,000 in principal amount owed was converted into a Convertible Note dated December 16, 2008.

During March 2007, Fernando Montero, who was appointed as a member of our Board of Directors on July 27, 2007, purchased 500,000 shares of our common stock at a price of $0.50 per share, resulting in gross proceeds to the Company of $250,000. In addition, Atlantic Balanced Fund, a corporation formed under the laws of the British Virgin Islands (“ABF”) purchased 2,500,000 shares of our common stock resulting in gross proceeds to the Company of $1,250,000. Mentor Capital Corporation is the fund manager for ABF and has voting and dispositive control over the shares held by ABF. Mr. Montero is the president, director and sole owner of Mentor Capital Corporation and may be considered the beneficial owner of the 2,500,000 shares held by ABF.

In September 2007, Cornelis Wit, the Company’s President and Chief Executive Officer and a Director, invested $100,500 in private placement of our common stock at a price of $0.67 per share and was issued 150,000 shares of our common stock.

In December 2007, Noesis Capital Corp., the Company’s Placement Agent for several equity and debt transactions since 1999 converted amounts owed to it for accrued financial advisory fees and for fees earned as Placement Agent in offerings completed in March 2007 and December 2007. A total of $37,500 in financial advisory fees and $160,748 in Placement Agent fees were converted into common stock of the Company at a price of $0.67 per share. Noesis Capital Corp. was issued a total of 295,893 shares of common stock of the Company

We incurred $16,650 in interest expense on a note payable to Noesis Capital Corp., the Placement Agent for the Company during the years ended December 31, 2008 and December 31, 2007, respectively.

On February 29, 2008, we sold an aggregate of $2,325,000 principal amount 10% Secured Convertible Debentures and common stock purchase warrants to purchase an aggregate of 2,930,675 shares of our common stock to 12 accredited investors. As part of the transaction Cornelis Wit, Chief Executive Officer and Director, Guus van Kesteren, Director, Ronald T. Linares, Chief Financial Officer, and Atlantic Balanced Fund, a fund managed by Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, purchased $150,000, $150,000, $25,000 and $200,000, respectively, principal amount of debentures and received 189,076, 189,076, 31,513 and 252,101 warrants, respectively. Interest expense incurred and payable to Directors and Officers of the Company in connection with the Secured Convertible Debenture totaled $42,000 through December 31, 2008. The Debentures matured originally on August 29, 2008. On August 29 2008, the Company repaid $1,000,000 of the Debentures. The remaining $1,325,000 in principal was extended pursuant to an Extension Agreement that included: an extension of the maturity date to December 1, 2008; reduced the conversion price of the Debenture from $0.595 per share to $0.50 per share; reduced the exercise price of the warrants attached to the Debenture from $0.75 per share to $0.60 per share; and resulted in the issuance of 2,650,000 warrants to the investors agreeing to the extension of the Debentures including warrants to our officers and directors as follows: Cornelis F. Wit, 300,000 warrants, Guus van Kesteren, 300,000 warrants, Ronald T. Linares, 50,000 warrants and .Atlantic Balanced Fund, 400,000 warrants.

As of December 31, 2008, we have an aggregate of $6,120,000 principal amount of convertible debentures and promissory notes outstanding to Cornelis Wit, our Chief Executive Officer and a director, and have issued certain warrants to Mr. Wit, as follows:

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On February 14, 2008, $150,000 principal amount promissory note. This note was convertible at the option of the holder into any New Securities we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 10% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

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On June 10, 2008, $210,000 principal amount Convertible Note and common stock purchase warrants (the “Warrants”) to purchase an aggregate of 264,706 shares of our common stock. We received net proceeds of $210,000. This note was convertible at the option of the holder into any securities we issue (“New Securities”) before maturity of the Convertible Debenture on the same terms and conditions of the sale of the New Securities. This Convertible Debenture, which carried an interest rate of 10% per annum, was due on June 10, 2009. On August 29, 2008 Mr. Wit agreed to convert this Convertible Debenture into a private placement of Convertible Debentures that expire on August 29, 2010.

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On June 10, 2008, $300,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 10% per annum and was due on June 30, 2010. On August 29, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on August 29, 2010.

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On June 27, 2008, $300,000 principal amount Convertible Note. This note is convertible at the option of the holder into any New Securities we issue before maturity of this Convertible Note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 10% per annum and was due on June 30, 2010. This note was repaid on July 8, 2008.

•	During August 2008, $1,260,000 principal amount Convertible Note that is part of a private placement of Convertible Debentures that expire on August 29, 2010.

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On September 17, 2008, $150,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of the Convertible Note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

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On September 29, 2008, $400,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of the Convertible Note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

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On October 17, 2008, $1,000,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

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On November 17, 2008, $1,450,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

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On December 8, 2008, $1,200,000 principal amount Convertible Note. This note was convertible at the option of the holder into any New Securities we issue before maturity of this promissory note on the same terms and conditions of the sale of the New Securities. This Convertible Note carried an interest rate of 12% per annum and was due on December 31, 2009. On December 16, 2008 Mr. Wit agreed to convert this Convertible Note into a private placement of Convertible Debentures, which Convertible Debentures are due on December 16, 2010.

On August 29, 2008, we sold, $2,270,000 principal amount Convertible Notes (the “Convertible Notes”) and common stock purchase warrants (the “Convertible Note Warrants”) to purchase an aggregate of 4,540,000 shares of our common stock to four accredited investors including Mr. Wit our Chief Executive Officer as discussed above, and one of our Directors. The Convertible Notes bear interest at 10% and are due on August 29, 2010. As part of the transaction Cornelis Wit, Chief Executive Officer and Director and Guus van Kesteren, Director, purchased $1,770,000 and $150,000, respectively, principal amount of notes, which are convertible into 3,540,000 shares and 300,000 shares, respectively, and received 3,540,000 and 300,000 warrants, respectively. Interest expense incurred and payable to Directors and Officers of the Company in connection with the Convertible Note totaled $65,753 through December 31, 2008.

On December 16, 2008, we sold, $5,075,000 principal amount Convertible Debentures (the “Convertible Debentures”) and common stock purchase warrants (the “Convertible Debenture Warrants”) to purchase an aggregate of 10,150,000 shares of our common stock to eleven accredited investors including Mr. Wit our Chief Executive Officer, as discussed above, and Mr. Smith our Chairman and Chief Technology Officer, Mr. Johnson our Chief Operating Officer, Mr. Linares our Chief Financial Officer and two members of our Board of Directors, Mr. Veatch and Mr. van Kesteren. The Convertible Debentures bear interest at 12% and are due on December 16, 2010. As part of the transaction Cornelis Wit, Chief Executive Officer and Director and Guus van Kesteren, Director, purchased $4,350,000 and $160,000, respectively, principal amount of Debentures, which are convertible into 8,700,000 shares and 320,000 shares, respectively, and received 8,700,000 and 320,000 warrants, respectively. As a result, Mr. Wit and Mr. van Kesteren are considered to be beneficial owners of approximately 30% and 5%, respectively, of our issued and outstanding and issuable upon conversion shares of common stock. Noesis Capital Corp. placement agent for the sale of our securities in various offerings since 1999 converted $100,000 in promissory notes and received 200,000 warrants to purchase common stock of the Company. Atlantic Balanced Fund, a fund managed by Mentor Capital of which Fernando Montero, a director of OmniComm, is president, director and sole shareholder, converted $200,000 that was originally invested into a round of financing of Secured Convertible Debentures in February 2008 and received 400,000 warrants to purchase common stock of the Company. Mr. Montero is considered to be the beneficial owner of approximately 10% of our issued and outstanding and issuable upon conversion shares of our common stock. Additionally the following officers and directors invested in the Convertible Debentures: Mr. Smith $5,000, Mr. Johnson, $25,000, Mr. Veatch $15,000 and Mr. Linares $125,000. The officers and directors received 10,000, 50,000, 30,000 and 250,000 warrants to purchase shares of our common stock, respectively Interest expense incurred and payable to Directors and Officers of the Company in connection with the Convertible Note totaled $26,196 through December 31, 2008.

During the year ended December 31, 2008 we have incurred $216,810 in interest expense payable to related parties for the transaction described above.

Three of the members of our Board of Directors (Guus van Kesteren, Matthew D. Veatch, and Fernando Montero) are “independent” within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee’s Philosophy on Executive Compensation

OmniComm Systems’ business vision is built around our desire to hire and retain the most talented executives and employees in the EDC industry. We believe this will help ensure that we achieve our operating goals of 1) achieving significant market share, 2) that we are viewed as a great company to work for, and 3) that our clients believe that we are a great company to buy products and services from. We believe this philosophy best allows us to align employee incentives with shareholder value creation.

We strive to exceed our customers’ expectations through exceptional service experiences at every point of contact and through products and services that deliver what clients care about most. To achieve this vision, we try to continually align our business processes with what clients care about most. In order to achieve these goals we must attract, retain and properly motivate exceptional executives.

OmniComm Systems’ Executive Compensation package is designed to deliver a full featured compensation package. These compensation packages are delivered in an entrepreneurial environment that fosters on-going learning and affords the executive an ability to develop their skills in a fun, highly-motivated work environment. For the Company and shareholders, our compensation philosophy and plan seeks to maximize the return from the compensation investment. For the executive, our plan is intended to represent a fair and competitive compensation package with the objective of achieving a meaningful work experience that includes personal fulfillment, wealth accumulation, competitive pay and job security. These, in turn, provide an optimal scenario for the Company’s executives, business partners and customers.

Within this context, the three major objectives for our executive compensation program are:

•	Alignment: Link executive compensation rewards with increases in shareholder value and ultimately align shareholder and executive interests by achieving meaningful executive stock ownership levels.

•	Motivation: Motivate executives to be accountable for and accomplish the strategic and financial objectives approved by the Board of Directors.

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Attraction and Retention: Attract and retain senior executives with experience in managing high-growth firms with an entrepreneurial spirit. We have built our management team around executives with pharmaceutical, health science, software and high-technology backgrounds. It is our belief that this approach will allow us to preserve and increase shareholder value by strengthening the core EDC service and product metrics which ultimately drive shareholder value.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the Named Executive Officers is determined under programs adopted by the Compensation Committee and approved by the Board of Directors.

The Compensation Committee establishes the executive compensation philosophy, policy, elements and strategy and reviews proposed executive compensation program provisions for Board approval. Specifically, the Compensation Committee:

•	approves executive officer salary increases, except for the Chief Executive Officer (“CEO”) which are recommended by the Compensation Committee and approved by the Board of Directors;

•	approves participation in our equity compensation plans;

•	assesses the Company’s performance results, as well as individual performance results for the CEO and other Named Executive Officers, when applicable, in determining awards under the Plan; and

•	oversees employee and executive benefit plans and perquisites.

In addition, the Compensation Committee recommends to the Board of Directors for approval (1) the annual targets for the Plan; (2) the annual Plan award for the CEO and CTO; (3) individual annual stock option and restricted stock awards to executives and other employees; (4) 401(k) plan changes; (5) executive benefits and perquisites; and (6) approves executive employment and severance agreements recommended by the Company’s Executive Management.

Policy on Executive Compensation

Each executive officer’s compensation opportunity is designed to be competitive with that offered by EDC companies with operations in the Company’s marketplace (the “Peer Group,” as described below). The Company’s Peer Group is relatively small since only three other EDC firms are currently publicly-held. In addition, the Company operates in a geographic area that has experienced inflation and cost-of-living increases that exceed those measured for the U.S. market as a whole. In analyzing its wage, incentive and perquisite practices the Company considers three groups of companies its Peer Group. The first is other publicly-held EDC firms, second, are firms that provide services and products to the pharmaceutical, biotechnology and medical device industries, and, third are small, high-technology firms located in the South Florida area.

Because the Company operates in a market where there is strong demand for talented executives, the Compensation Committee believes that staying competitive with the Peer Group is essential to attracting and retaining highly qualified executive officers. Generally, this means that base salary, annual incentive targets which historically have been targeted to either annual sales or annual cash flows from operations and stock plan grant values are established around the calculated median of the Peer Group with some adjustments made for the Company’s relative asset size. Individual opportunities may be above or below this general target level at times for a variety of reasons, including individual and corporate performance, recruiting or retention requirements or internal equity concerns. The other elements of the rewards portfolio are also designed to be comparable to the benefits provided to executives within the life sciences and software industries.

To-date the Company has not used short-term, incentive-based compensation. When financial performance makes the use of short-term incentives appropriate we believe the performance of the individual and the Company should determine whether total compensation received by any executive officer reaches the median level observed in the Peer Group. For long-term incentives, the Compensation Committee generally awards stock options and has begun analyzing the future use of restricted common stock. Stock option awards generally vest in one-third annual increments after the grant date. It is the Compensation Committee’s policy to provide grant levels that approximate the median of executive position grant levels within the Peer Group. Actual annual grants may vary from this policy based on the performance of the Company and/or the individual. Benefits for executives are intended to reflect OmniComm Systems’ overall approach to its broad employee population, as well as generally competitive executive practice and to assist in the attraction and retention of talented executives to careers at OmniComm Systems. Health care coverage for executives is the same as for all employees. At present, the Company does not provide any unique executive benefits or perquisites to its key employees.

The Peer Group

The Compensation Committee uses a Peer Group comprised of peer EDC service providers and providers of technology services to the Life Sciences industries to compare the primary elements of the Company’s executive compensation and benefit programs. The Compensation Committee periodically reviews the Peer Group with management and makes changes as appropriate to better reflect companies of similar size and business characteristics or who have a significant presence in the Company’s marketplace. The 2008 Peer Group includes three pure EDC providers and one firm that includes EDC among its products and services. In addition to the Peer Group comparisons, the Compensation Committee reviews compensation survey data within the South Florida business market and considers general corporate practices and trends where appropriate in making compensation decisions. The 2008 Peer Group consists of:

PhaseForward	etrials Worldwide
DATATRAK International	eResearch Technology

Guiding Principles

The Compensation Committee’s executive compensation philosophy is implemented through compensation programs based upon the following Guiding Principles:

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Pay Prominence: The Compensation Committee will manage pay to help communicate desired results, influence management to make decisions to produce those results and reward management for achievement of those results. The following key elements are ways the Compensation Committee keeps pay prominent:

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Emphasis on Motivation: Pay will be used to motivate management to focus on key financial and strategic goals by providing above competitive pay rewards for outstanding annual and long-term performance and below competitive pay when performance is less than expected.

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Performance Management: Performance assessment criteria for each executive will be clearly communicated each year and will be consistent with areas of performance related to achieving the Company’s short and long-term objectives.

•	Controllability: Financial performance measures that management has the ability to impact and influence will be used in administering the Plan.

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Explicitness: Compensation opportunities and the performance expectations to earn these opportunities will be explicitly communicated. Goals and payout schedules will be established in advance for all incentive plans.

•	Differentiation: Pay will be managed to ensure material differences occur for significantly different levels of performance achievement.

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Comparative Framework: The Compensation Committee compares the Company’s executive compensation levels with data sources that reflect its business (software development) in its markets and account for the size of operations (e.g., total revenues and assets). Such data sources include software industry specific compensation surveys and an analysis of pay levels provided to comparable executives within the Peer Group.

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Pay Positioning: The targeted total direct compensation (salary, annual incentive (if applicable) and long-term incentives) and benefits package, including perquisites, for executives should be positioned to be competitive with the assessed median compensation levels of the Peer Group, taking into account the relative responsibilities of the executive officers involved, when targeted performance is achieved. Actual total direct compensation in any given year may be above or below the target level based on corporate and individual performance.

The basic components of the Company’s executive compensation package and the policy for each component are described below:

Base Salary

In general, OmniComm Systems targets base salaries at the median competitive levels relative to comparable positions in the Peer Group, taking into account the comparative responsibilities of the executive officers involved. Where the responsibilities of executive positions at OmniComm Systems are different from those typically found among other software or EDC companies or where executives are new to their responsibilities or play a particularly critical role at OmniComm Systems, base salaries may be targeted above or below median competitive levels. During 2008 the board did not establish performance goal targets since it was not anticipated that performance based pay would be made to any of the Company’s Executive Officers. During 2009, the Company has established a performance pay goal for the Company’s COO that is targeted against cash flows from operations. None of the other Executive Officers are expected to receive performance based pay during 2009. In determining salaries, the Compensation Committee also takes into account individual leadership and vision, experience and performance, as well as internal equity relative to other positions within the Company and specific issues particular to OmniComm Systems and the position involved. Historically, the Company has attempted to maintain pay equity for its employees, including the CEO and Named Executives, by providing cost of living increases that are based on standard cost of living information for the South Florida area.

Annual Incentive Pay

As discussed, to-date, the Company has not utilized Annual Incentive Pay, other than in connection with sales commissions paid to certain sales executives. The CEO, CTO, COO and CFO each have annual incentive pay and performance awards contained as part of their individual employment agreements, but Company performance has precluded the award of any incentives. The Compensation Committee contemplates that the administration of the Company’s Annual Incentive Pay program will entail the annual determination of awards for the Named Executive Officers by reference to pre-assigned target percent of salary for each executive position, which will represent the Compensation Committee’s view of bonus opportunity for total cash compensation that approximates the median level of the Peer Group. Actual amounts will likely vary from this target based on performance results of OmniComm Systems and the individual. To date, the Company has not awarded bonuses to any Named Executives.

Long-Term Incentives

Long-term incentives are provided through OmniComm Systems’ equity incentive plans. At the 2009 Annual Meeting of Stockholders of OmniComm Systems, our Stockholders are being requested to approve the 2009 Equity Incentive Plane of OmniComm Systems, Inc. (“Plan”). The Plan authorizes the award of both restricted stock and stock options to executives and other employees, as determined by the Compensation Committee. The Company has historically provided long-term compensation opportunities for senior executives in the form of an annually determined grant of stock options, which vest ratably in one-third increments each year beginning with the year of grant. With recent accounting changes which effectively discourage the use of stock options, the Compensation Committee has begun the process of evaluating the use of grants of restricted stock, the restrictions on which lapse in annual one-third increments after grant or earlier if the employee dies, is permanently and totally disabled, or has his or her employment terminated under certain conditions. In general, both stock options and restricted stock are forfeited if the executive voluntarily terminates employment prior to vesting. Throughout the vesting period, holders of restricted stock have the right to vote their restricted shares and to receive dividends if and when paid.

The Compensation Committee develops annual guidelines, based on salary level and market data, for determining the size of the long-term equity incentive awards to executive officers. In determining the composition of the long-term incentive equity awards, the Compensation Committee considers the costs to the Company of each type of award and the incentive provided to the executive officer. During 2008 the board did not establish performance goal targets since it was not anticipated that performance based pay would be made to any of the Company’s Executive Officers. During 2009, the Company has established a performance pay goal for the Company’s COO that is targeted against cash flows from operations. None of the other Executive Officers are expected to receive performance based pay during 2009. The actual number of stock options and shares of restricted stock granted to any individual executive officer may be above or below the guideline level for the executive position based on an assessment of the historical and expected future contribution and performance of the executive as determined by the CEO and recommended by the Compensation Committee for approval by the Board of Directors.

Stock options and restricted stock are typically granted on a pre-established meeting date of the Board of Directors each year, the exceptions being for new hires and promotions. All stock option and restricted stock grants are approved by the Board of Directors and are effective on the date the Board of Directors approves the award. OmniComm Systems has no intention, plan or practice to select stock option or restricted stock grant dates for executives in coordination with the release of material, non-public information or to time the release of such information because of option grant dates.

OmniComm Systems expenses stock option and restricted stock pro rata over the stock options vesting period and reports such expensing in accordance with FAS 123R. Upon exercise of a non-qualified stock option, the executive realizes ordinary income on the difference between the stock price on the date of exercise and the exercise price and the Company realizes a commensurate tax-deductible expense. Upon vesting of restricted stock, the executive realizes ordinary income equal to the value of the restricted stock on the date of vesting and the Company realizes a commensurate tax-deductible expense. Under the direction of the Compensation Committee, OmniComm Systems staff is responsible for communicating and distributing the documentation associated with the awarding of stock options and restricted stock to participants.

Employee Benefits

Executive officers are eligible to participate in each OmniComm Systems benefit program which is available for all employees. The specific benefits provided and the levels of the benefits are determined periodically to be competitive with the software industry and significant employers within the Company’s geographic employment areas. The Company’s employee programs include:

•

Medical, Dental & Vision Insurance is provided to each executive officer and includes health insurance from either Preferred Provider Organizations (PPO) or Point of Service (POS) insurance providers. Dental and Vision insurance are company sponsored but paid for solely by each executive officer as well as all other Company employees.

•

401(k) Plan provides for contributions of gross earnings subject to a federal maximum of annual contributions which is indexed over time, as well as up to $5,000 “catch up” contribution if over age 50. Executive participation is limited by various federal non-discrimination measures. There are no employer matches for employee contributions.

•	Long Term Disability Program provides a defined percentage of salary during the illness/disability period.

CEO Compensation

Mr. Wit’s base salary was determined and approved by the Board after review and recommendation by the Compensation Committee. The Compensation Committee developed its recommendation after a review of Peer Group chief executive officer compensation and trends in CEO salary increases as provided by software industry salary planning surveys. Accordingly, Mr. Wit did not receive an increase in base pay for fiscal 2009 and it is not expected that performance based pay will paid during fiscal 2009. The Compensation Committee will evaluate the Company’s rate of sales growth, cash flow from operations, relative market share in comparison to the industry in general and the Peer Group in particular in determining whether a base pay increase or performance based pay will be included in Mr. Wit’s 2010 compensation package.

Compensation for Named Executives

The Company generally uses similar criteria in evaluating the base pay and performance based pay components of each Executive Officer’s compensation as it does for its CEO. The Named Executives did not receive an increase in base pay for fiscal 2009 and it is not expected that performance based pay will paid during fiscal 2009 for any of the Named Executives. In addition, qualitative factors such as the Company’s degree of success in developing and deploying software functionality enhancements and improvements, compliance with industry and governmental regulatory standards and the effectiveness of its marketing and advertising programs are considered when evaluating the compensation of the Company’s Named Executives. Historically the Company has evaluated the performance of its CTO, COO and CFO based on the Company’s ability to penetrate its intended market as evidenced by total sales volumes, by the number and quantity of contracts entered into and by overall performance as evidenced by cash flows from operations. In 2008, Mr. Smith also received a grant of 75,000 stock options for his service on the Board of Directors, as specified in the Summary Compensation Table and Director Compensation Table.

Deductibility of Executive Compensation

The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to the chief executive officer or any of the other four highest paid officers of the corporation to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the $1.0 million limit. During 2008, the Company believes that compensation to covered employees did not exceed the $1.0 million limit. While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

It is the Company’s position that stock options awarded under certain of its stock option plans, including the Plan will not count toward the Section 162(m) limit.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with OmniComm Systems’ management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in OmniComm Systems’ proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Guus van Kesteren, Chairman

/s/ Matthew D. Veatch

/s/ Fernando Montero

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was during the last completed fiscal year an officer or employee of OmniComm Systems or any of its subsidiaries or formerly an officer of OmniComm Systems or any of its subsidiaries. None of such Directors had any business or financial relationships with OmniComm Systems requiring disclosure in this proxy statement.

EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION TABLE

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during the fiscal years ended December 31, 2007 and December 31, 2008 to: (a) our chief (principal) executive officer; (b) each of our executive officers who was awarded, earned or we paid more than $100,000; and (c) up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2008. The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)
Cornelis F. Wit, President, CEO and Director	2007	237,492	0		37,350	(1)	0	0	0	274,842
	2008	296,429	0	0	283,500	(2)	0	0	0	579,929

Randall G. Smith, Chairman and CTO	2007	154,527	0		37,350	(3)	0	0	0	191,877
	2008	258,969	0	0	255,150	(4)	0	0	0	514,119

Ronald T. Linares, Chief Financial and Accounting Officer	2007	195,608	0		46,453	(5)	0	0	0	242,061
	2008	198,808	0	0	113,400	(6)	0	0	0	312,208

Stephen E. Johnson, Chief Operating Officer (7)	2007	212,807	0	0	22,550	(8)	0	0	0	235,357
	2006	265,588	0	0	113,400	(9)	0	0	0	378,988

(1)	Mr. Wit was granted 75,000 stock options on April 24, 2007 at an exercise price of $0.61 per share. The options vested on April 24, 2008 and expire on April 24, 2014. The options will be cancelled 90 days following Mr. Wit’s termination or one year following his death if not exercised.

(2)	Mr. Wit was granted 75,000 stock options on April 1, 2008 at an exercise price of $0.61 per share. The options vest on April 1, 2009 and expire on April 1, 2013. Mr. Wit was granted 675,000 stock options on March 6, 2008 at an exercise price of $0.56 per share. The options vest ratably over three years on the anniversary of the date of grant and expire on March 6, 2013. All of the granted options will be cancelled 90 days following Mr. Wit’s termination or one year following his death if not exercised.

(3)	Mr. Smith was granted 75,000 stock options on April 24, 2007 at an exercise price of $0.61 per share. The options vested on April 24, 2008 and expire on April 24, 2014. The options will be cancelled 90 days following Mr. Smith’s termination or one year following his death if not exercised.

(4)	Mr. Smith was granted 75,000 stock options on April 1, 2008 at an exercise price of $0.61 per share. The options vest on April 1, 2009 and expire on April 1, 2013. Mr. Smith was granted 600,000 stock options on March 6, 2008 at an exercise price of $0.56 per share. The options vest ratably over three years on the anniversary of the date of grant and expire on March 6, 2013. All of the granted options will be cancelled 90 days following Mr. Smith’s termination or one year following his death if not exercised.

(5)	Mr. Linares was granted 103,000 incentive stock options on December 29, 2007 at an exercise price of $0.64 per share. The options vest ratably on January 5, 2008 and expire on December 29, 2013. The options will be cancelled 90 days following Mr. Linares’ termination or one year following his death if not exercised.

(6)	Mr. Linares was granted 300,000 stock options on March 6, 2008, at an exercise price of $0.56 per share. The options vested ratably over three years on the anniversary date of grant and expire on March 6, 2013. All of the granted options will be cancelled 90 days following Mr. Linares’ termination or one year following his death if not exercised.

(7)	Mr. Johnson was appointed our Chief Operating Officer on April 1, 2008.

(8)	Mr. Johnson was granted 200,000 incentive and 250,000 non-qualified stock options on September 4, 2006, at an exercise price of $0.50 per share. One third of the options vested on September 4, 2007 and the remaining two thirds vested on January 5, 2008 and expire in the aggregate on September 4, 2015. Mr. Johnson was granted 50,000 incentive stock options on December 29, 2006, at an exercise price of $0.49 per share. The options vested immediately and expire on December 29, 2013. The options will be cancelled 90 days following Mr. Johnson’s termination or one year following his death if not exercised.

(9)	Mr. Johnson was granted 300,000 stock options on March 6, 2008, at an exercise price of $0.56 per share. The options vested ratably over three years on the anniversary date of grant and expire on March 6, 2013. All of the granted options will be cancelled 90 days following Mr. Johnson’s termination or one year following his death if not exercised.

Salaries are administered to achieve a 50th percentile market rate, but vary by individual based on performance and other considerations. Bonus and Annual Incentive compensation cash payments also vary based on corporate, organizational unit and individual performance. OmniComm Systems did not award Annual Incentive awards cash payments at the end of fiscal 2008. Approximately five employees of the Company and its subsidiaries are eligible for Annual Incentive awards based upon the achievement of corporate and individual goals established at the beginning of the year. Corporate goals are established by the Compensation Committee and the Board of Directors; individual goals are proposed by the CEO and the CTO, and recommended and approved by the Compensation Committee and, with respect to the CEO, approved by the Board of Directors.

For 2008, OmniComm Systems awarded stock options to four executive officers. Guidelines for determining the awards to Named Executive Officers were derived from long-term incentive target amounts established annually. Actual stock option grants in 2008 varied from the guideline number of shares to individual executives based on the executive’s contributions to the performance of the Company in 2007 and expected contributions in the future, as determined by the CEO. The 2008 stock option awards vest one-third each year after grant. Stock options were granted with an exercise price equal to the closing market value of OmniComm Systems’ stock on the date the grant was approved by the Board of Directors.

For 2007, OmniComm Systems awarded some combination of restricted stock and stock options to two executive officers. Guidelines for determining the awards to Named Executive Officers were derived from long-term incentive target amounts established annually. Actual stock option grants in 2007 varied from the guideline number of shares to individual executives based on the executive’s contributions to the performance of the Company in 2006 and expected contributions in the future, as determined by the CEO. The 2007 restricted stock and stock option awards vest one-half each year beginning on the anniversary date of the grant. Stock options were granted with an exercise price equal to the closing market value of OmniComm Systems’ stock on the date the grant was approved by the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2008:

OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Cornelis F. Wit,	5,000	0	0	$0.25	8/1/2008	0	0	0	0
President, CEO and Director	175,000	0	0	$0.25	12/21/2009	0	0	0	0
	75,000	0	0	$0.25	6/21/2010	0	0	0	0
	175,000	0	0	$0.25	12/31/2010	0	0	0	0
	175,000	0	0	$0.25	12/21/2012	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	200,000	0	0	$0.28	2/1/2013	0	0	0	0
	75,000	0	0	$0.61	4/24/2014	0	0	0	0
	75,000	0	0	$0.43	3/6/2013	0	0	0	0
	75,000	0	0	$0.61	4/1//2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0

Randall G. Smith, Chairman and	5,000	0	0	$0.25	8/1/2008	0	0	0	0
Chief Technology Officer	70,000	0	0	$0.43	9/1/2008	0	0	0	0
	70,000	0	0	$0.25	9/1/2008	0	0	0	0
	70,000	0	0	$0.25	9/1/2008	0	0	0	0
	167,270	0	0	$0.25	7/6/2009	0	0	0	0
	2,000	0	0	$2.75	7/30/2009	0	0	0	0
	150,000	0	0	$0.25	12/21/2009	0	0	0	0
	75,000	0	0	$0.25	6/21/2010	0	0	0	0
	150,000	0	0	$0.25	12/31/2010	0	0	0	0
	5,000	0	0	$0.45	3/1/2011	0	0	0	0
	150,000	0	0	$0.25	12/21/2012	0	0	0	0
	175,000	0	0	$0.28	2/1/2013	0	0	0	0
	175,000	0	0	$0.28	2/1/2013	0	0	0	0

	175,000	0	0	$0.28	2/1/2013	0	0	0	0
	75,000	0	0	$0.61	4/24/2014	0	0	0	0
	75,000	0	0	$0.43	3/6/2013	0	0	0	0
	75,000	0	0	$0.61	4/1//2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0
	0	225,000	0	$0.56	3/6/2013	0	0	0	0

Ronald T. Linares,	15,000	0	0	$0.47	4/5/2008	0	0	0	0
Chief Financial and Accounting Officer	5,000	0	0	$0.25	8/1/2008	0	0	0	0
	70,000	0	0	$0.43	9/1/2008	0	0	0	0
	70,000	0	0	$0.25	9/1/2008	0	0	0	0
	70,000	0	0	$0.25	9/1/2008	0	0	0	0
	2,000	0	0	$2.75	7/30/2009	0	0	0	0
	75,000	0	0	$0.25	12/21/2009	0	0	0	0
	75,000	0	0	$0.25	12/31/2010	0	0	0	0
	5,000	0	0	$0.45	3/1/2011	0	0	0	0
	75,000	0	0	$0.25	12/21/2012	0	0	0	0
	50,000	0	0	$0.49	12/31/2013	0	0	0	0
	23,333	0	0	$0.38	12/23/2014	0	0	0	0
	23,333	0	0	$0.38	12/23/2014	0	0	0	0
	23,334	0	0	$0.38	12/23/2014	0	0	0	0
	15,000	0	0	$0.47	10/5/2008	0	0	0	0
	103,000	0	0	$0.64	12/29/2012	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0

Stephen E. Johnson	50,000		0	$0.49	12/31/2013	0	0	0	0
Chief Operating Officer	450,000	0	0	$0.50	9/4/2015	0	0	0	0
	50,000	0	0	$0.64	12/29/2012	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0
	0	100,000	0	$0.56	3/6/2013	0	0	0	0

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cornelis F. Wit	5,000	$1,250	-0-	$-0-
Randall G. Smith	215,000	$66,350	-0-	$-0-
Ronald T. Linares	230,000	$70,100	-0-	$-0-
Stephen E. Johnson	-0-	$-0-	-0-	$-0-

Employment Contracts and Other Arrangements

This section discusses the employment contracts and transition or other severance agreements for the Chief Executive Officer and the other Named Executive Officers.

Cornelis F. Wit, President and Chief Executive Officer and Director

In December 2008, we renewed an employment agreement with Mr. Cornelis F. Wit to serve as our Chief Executive Officer and President through December 31, 2009. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Wit or the Company ninety days prior to the end of the term. Mr. Wit currently receives an annual salary of $300,000 payable in cash and/or stock plus a bonus tied to our operating results. As part of the agreement incentive options are awardable under the agreement based upon sales and cash flow objectives. In the event that the we consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of our business, assets or stock, whether effected in one transaction or a series of transactions due to the initiative of Mr. Wit (whether or not during the term of the agreement), Mr. Wit will receive a fee equal to 2% of the aggregate consideration. The agreement also provides, among other things, for participation in employee benefits available to employees and executives. Under the terms of the agreement, we may terminate Mr. Wit’s employment upon 30 days notice of a material breach and Mr. Wit may terminate the agreement under the same terms and conditions. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause if Mr. Wit leaves the company voluntarily or a six month non-compete clause following his termination by us.

Randall G. Smith, Chairman, Director and Chief Technology Officer

In December 2008, we renewed our employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Smith or the Company ninety days prior to the end of the term. Under the terms of the agreement, as compensation for his services, Mr. Smith currently receives an annual salary of $260,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive a bonus based upon achieving technology related milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions. If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Smith or the Company in writing ninety (90) days prior to termination of the term. The Company extended its employment agreement with Mr. Smith in December 2008 for one year under the terms of the existing employment agreement.

Ronald T. Linares, Chief Financial Office

In December 2008, we renewed our employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer. As part of the renewal the employment agreement will renew for successive one-year terms unless the employment agreement is expressly cancelled by either Mr. Linares or the Company ninety days prior to the end of the term. Under the terms of this agreement, Mr. Linares currently receives an annual salary of $205,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement. The agreement renews automatically for one-year terms unless expressly cancelled by either Mr. Linares or the Company in writing ninety (90) days prior to termination of the term. The Company extended its employment agreement with Mr. Linares in December 2008 for one year under the terms of the existing employment agreement.

Stephen E. Johnson, Chief Operating Officer

In September 2006, we entered into an employment agreement with Mr. Stephen Johnson to serve as our Senior Vice President for Sales and Marketing. The employment agreement is for a three-year term. Under the terms of this agreement, Mr. Johnson currently receives an annual salary of $285,000 subject to annual adjustment for cost of living increases. Mr. Johnson is eligible for a bonus, payable on an annual basis, equal to 5% of the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA). The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Johnson upon 30 days notice of a material breach and Mr. Johnson may terminate the agreement under the same terms and conditions. If Mr. Johnson is terminated by us for any reason other than for cause, we must pay him severance benefits equal to three months salary for every year of service up to a maximum of twelve months. The employment agreement contains customary non-disclosure provisions.

Director Compensation

The following table sets forth compensation information on each of the Directors of OmniComm Systems for their services as members of our Board of Directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)			Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Guus van Kesteren	$0		$			$28,350	$0		$0		28,350
Matthew D. Veatch	0					28,350	0		0		28,350
Cornelis F. Wit	0			0		28,350	0		0		28,350
Randall G. Smith	0			0		28,350	0		0		28,350
Fernando Montero	-0	-		-0	-	28,350	-0	-	-0	-	28,350

(1)	Grant Date Fair Value for option grants for Mr. van Kesteren, Mr. Wit, Mr. Smith, Mr. Montero and Mr. Veatch were $28,350.

We do not pay fees to directors for their attendance at meetings of the Board of Directors or committees; however, we may adopt a policy of making such payments in the future. Except as described in the following paragraph, we have not established standard compensation arrangements for our directors and the compensation payable, if any, to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Each new non-employee Director elected to the Board of Directors receives an initial grant of stock options on the day following the Director’s date of election or appointment. The vesting on these options occurs in one-third increments on OmniComm Systems’ annual meeting date each year thereafter. Each year following OmniComm Systems’ annual meeting of shareholders, non-employee Directors receive a grant of stock options. The vesting of the stock options or stock grants occurs one year after the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding equity compensation plans approved and not approved by stockholders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders
1998 Stock Incentive Plan	6,238,270	$0.41	0	(2)

Equity Compensation Plans Not Approved by Security Holders (1)	1,725,000	$0.46	0

Total	7,963,270	$0.42	0

(1)	Each new non-employee Director elected to the Board of Directors receives an initial grant of stock options on the day following the Director’s date of election or appointment. The vesting on these options occurs in one-third increments on OmniComm Systems’ annual meeting date each year thereafter. Each year following OmniComm Systems’ annual meeting of shareholders, non-employee Directors receive a grant of stock options. The vesting of the stock options or stock grants occurs one year after the grant date.

(2)	The 1998 Stock Incentive Plan expired on January 1, 2008. Until approved by the Company’s shareholders as part of this proxy the Company does not have a equity compensation plan in place.

1998 Stock Incentive Plan

Our 1998 Stock Incentive Plan (the “1998 Plan”) was adopted in January 1998, and was amended in March 2006 by our Board of Directors to increase the number of shares available under the 1998 Plan to 12,500,000 shares. This increase was approved by our stockholders at the annual stockholder meeting held on July 21, 2006. The 1998 Plan expired January 5, 2008.

Grants under the 1998 Plan were made to our employees and key consultants who perform services for us or any of our subsidiaries. As of June 1, 2009 there are 6,238,270 shares of common stock issuable upon exercise of outstanding options issued under the 1998 Plan at exercise prices ranging from $0.25 to $2.75 per share, which options have all vested and expire at various times ranging from July 2009 to December 2015.

MATTERS TO BE CONSIDERED AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Our Board of Directors currently consists of five members, Randall G. Smith, Cornelis F. Wit, Fernando Montero, Guus van Kesteren and Matthew D. Veatch, who were elected at our 2008 Annual Meeting of Stockholders.

At the 2009 Annual Meeting, five directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. With respect to this Proposal 1, the five nominees receiving the greatest number of votes cast by the holders of our Voting Securities entitled to vote at the 2009 Annual Meeting will be elected directors of OmniComm Systems (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

The following persons have been nominated by the Board for election to the Board of Directors:

Person	Age	Position
Cornelis F. Wit	62	Chief Executive Officer, President and Director
Randall G. Smith	51	Chairman and Chief Technology Officer
Guus van Kesteren (1)(2)	68	Director
Matthew D. Veatch (1) (3)	38	Director
Fernando Montero (1)(2)	62	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Governance and Nominating Committee

Cornelis F. Wit. Mr. Wit has been a member of our Board of Directors since November 1999, and CEO and President since June of 2002. Mr. Wit was our interim CEO from June to July 2000. Mr. Wit was the President of Corporate Finance at Noesis Capital Corp, Boca Raton, Florida, an NASD member firm, from March 1995 until September 2000. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company. Mr. Wit served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit graduated from Nyenrode, a business university in Holland.

Randall G. Smith. Mr. Smith has been an executive officer and member of our Board of Directors since 1997, serving as our President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

Guus van Kesteren. Mr. van Kesteren has been a member of our Board of Directors since November 1999. Since 1996, Mr. van Kesteren has been a consultant to Noesis Capital Corp., a NASD member firm. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren graduated from Nyenrode, a business university in Holland.

Matthew D. Veatch. Mr. Veatch has been a member of our Board of Directors since February 2004. From 1999 to 2002 and again in 2003 to the present Mr. Veatch has been employed as a Director for Quintiles Transnational, a global leader in contract product development and commercialization services. Currently Mr. Veatch is the co-founder and Senior Director of the Public Health and Government Services division. From 1992 to 1999 Mr. Veatch was employed at a leading academic medical center as well as CRO and SMO organizations. During 2002 Mr. Veatch was employed as a Director for CB Technologies, an EDC provider to pharmaceutical, medical device and biotechnology companies. Mr. Veatch graduated in the life sciences from the University of Colorado at Boulder and received his MBA in international business from California State University, Dominguez Hills (Los Angeles).

Fernando Montero. Mr. Montero has been a member of our Board of Directors since July 2007. Since 1998, Mr. Montero has been President of Mentor Capital Corporation, an investment management firm involved in listed securities and private equity in the United States and Latin America. Prior to his engagement with Mentor Capital Corporation, Mr. Montero was President of Hanseatic Corporation in New York from 1989 to 1997. Mr. Montero was also Minister of Energy and Mines of Perú from 1982 to 1983 and Deputy Minister of Energy and Mines of Perú from 1980 to 1982. Mr. Montero earned his MBA from the Wharton School of Business at the University of Pennsylvania.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GREENBERG & CO., LLC

AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS

The Audit Committee has selected Greenberg & Co., LLC as our independent auditors for the current fiscal year. Representatives of Greenberg & Co. are not expected to attend the 2009 Annual Meeting. Greenberg & Co. has served as our auditors since July 1999, and has audited our financial statements for the past eight fiscal years.

Greenberg & Co., LLC has served as our independent auditors for fiscal year 2008 and 2007. The following table sets forth the fees billed by our independent auditors for each of our last two fiscal years for the categories of services indicated.

	Fiscal 2007	Fiscal 2008
Audit Fees	$62,000	$98,500
Audit-Related Fees	$15,000	$7,500
Tax Fees	0	0
All Other Fees	0	0

Total	$77,000	$106,000

Audit Fees

The aggregate audit fees billed by Greenberg and Co., LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-KSB during the fiscal year ended December 31, 2007 were $45,500. The aggregate audit fees billed to us by Greenberg and Co., LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K during the fiscal year ended December 31, 2008 were approximately $66,000. The aggregate audit fees billed to us by Greenberg and Co., LLC for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending March 31, June 30, and September 30, 2007 were approximately $16,500 and $32,500 for the quarters ending March 31, June 30 and September 30, 2008.

Audit Related Fees

For the fiscal year ended December 31, 2007 the aggregate fees billed for assurance and related services by Greenberg and Co., LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $15,000. For the fiscal year ended December 31, 2008 the aggregate fees billed for assurance and related services by Greenberg and Co., LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $7,500.

Tax Fees

For the fiscal year ended December 31, 2007 the aggregate fees bill for tax compliance, tax advice or tax planning was $0. For the fiscal year ended December 31, 2008 the aggregate fees billed for tax related services was $0.

All Other Fees

Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no additional fees billed by our principal accountant for services rendered to us for the fiscal years ended December 31, 2007 or 2008.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Greenberg & Co., LLC described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

All of the work performed during the course of this audit was completed by full-time employees of Greenberg and Co., LLC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GREENBERG & CO., LLC AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS.

PROPOSAL 3

PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

The Company’s Certificate of Incorporation, as amended, as currently in effect, provides that the Company is authorized to issue two classes of stock, consisting of 150,000,000 shares designated as common stock, $.001 par value per share, and 10,000,000 shares designated as Preferred Stock, $.001 par value per share. On March 13, 2009, the Board of Directors adopted a resolution setting forth a proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock by 350,000,000 shares to an aggregate of 500,000,000 shares. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at the annual meeting of stockholders. As proposed to be amended, the first paragraph of Article Four of the Certificate of Incorporation would read as follows:

The total number of common shares of stock which the corporation shall have the authority to issue is five hundred million (500,000,000).

As of May 27, 2009, in addition to the approximately 76,720,983 shares of common stock issued and outstanding, approximately 51,260,678 additional shares of common stock must be reserved for issuance for various purposes, including for issuance upon exercise or conversion of our 5% Series A Convertible Preferred Stock, warrants, options and convertible notes and options under the Company’s 1998 Incentive Stock Plan. In addition, we are also seeking the approval from the shareholders at the 2009 Annual Meeting of the adoption of the 2009 Equity Incentive Plan which authorizes the issuance of up to 12,500,000 shares of our common stock. Therefore as of May 27, 2009 there were a total of approximately 127,981,661 shares of common stock either issued and outstanding or reserved for issuance out of a total of 150,000,000 authorized shares of common stock, leaving 22,018,339 shares of common stock that are authorized and issuable.

If this Proposal is approved, the newly authorized shares of common stock will have voting and other rights identical to the currently authorized shares of common stock. The increase in authorized shares will have no immediate effect on the rights of existing stockholders. The increase in the number of our authorized shares of common stock, when implemented, will not change the par value of the common stock, the number of shares of our common stock which were issued and outstanding immediately prior to the effective date of the Amendment or the number of authorized shares of our preferred stock. To the extent that the additional authorized shares are issued in the future, the existing stockholders’ percentage of ownership of the Company will decrease, and depending upon the price at which such shares are issued, could be dilutive to existing stockholders. The text of the proposed amendment is set forth in Exhibit A attached to this Proxy Statement.

Purpose and Effect of Amendment

The Board of Directors believes that increasing the number of authorized shares of common stock is desirable to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by applicable law or by stock exchange rules.

Having such additional shares authorized and available for issuance or reservation will provide the Company with the flexibility to issue shares of common stock in possible future financings, stock dividends or distributions, acquisitions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders’ meeting. Other than with respect to the reservation of shares of common stock in connection with the Company’s 2009 Equity Incentive Plan, and in connection with any equity financings the Company may undertake, or as publicly announced, the Company has no plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock which would be authorized by the proposed amendment.

The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock. It may also adversely affect the market price of the common stock.

Potential Anti-Takeover Effect

Although the proposed amendment to the Company’s Certificate of Incorporation is not motivated by takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt. Such issuances could dilute the ownership and voting rights of a person seeking to obtain control of the Company, dilute the value of outstanding shares, and increase the ownership of stockholders opposed to a takeover. Thus, increasing the authorized common stock could render more difficult and less likely a merger, tender offer or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the removal of incumbent management. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

Vote Required

Approval of this amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Voting Securities. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION

PROPOSAL 4

TO APPROVE THE ADOPTION OF THE OMNICOMM SYSTEMS, INC.

2009 EQUITY INCENTIVE PLAN.

The Board of Directors of the Company has adopted the OmniComm Systems Inc. 2009 Equity Incentive Plan (the “2009 Plan”), subject to the approval of the Company’s stockholders. If the stockholders approve the 2009 Plan, it will become effective as of March 13, 2009 the date that the Board of Directors of the Company approved the 2009 Plan. If stockholders do not approve the 2009 Plan, the 2009 Plan will have no effect.

The following is a summary of the material terms and provisions of the 2009 Plan. This summary is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached to this Proxy Statement as Exhibit B. To the extent that there is a conflict between this summary and the 2009 Plan, the terms of the 2009 Plan will govern.

Description of the Plan

The purpose of the 2009 Plan is to provide a means through which we can attract able persons to enter and remain in our employ and as a member of our board of directors, and to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to our welfare and promoting an identity of interest between stockholders and these key persons.

A further purpose of the 2009 Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance our profitable growth. So that the appropriate incentive can be provided, the 2009 Plan provides for granting incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing.

We believe that the 2009 Plan encourages the participants to contribute materially to our growth and will align the economic interests of the participants with those of our stockholders.

General

We have reserved 12,500,000 shares of our common stock for issuance upon the exercise of options granted under the 2009 Plan. These shares may be authorized but unissued shares of our common stock or may be shares that we have reacquired, including shares we may purchase on the open market. If any options or stock appreciation rights granted under the 2009 Plan expire or are terminated for any reason without being exercised or restricted shares or performance shares are forfeited, the shares of common stock underlying that award will again be available for grant under the 2009 Plan.

Administration of the 2009 Plan

The Compensation Committee of our board of directors administers and interprets the 2009 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 2009 Plan. The Compensation Committee has the full authority to interpret the 2009 Plan and to make rules, regulations, agreements and instruments for implementing the 2009 Plan.

Eligibility

Grants may be made to any of our employees, consultants and to any non-employee member of the board of directors. Key advisors who perform services for us or any of our subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

Options

Incentive stock options may be granted to employees, directors and key advisors. Non-qualified stock options may be granted to employees, key advisors and non-employee directors. The exercise price of common stock underlying an option is determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided, that the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date the incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, cannot be less than 110% of the fair market value. Unless the applicable option agreement provides otherwise, a participant can exercise an option award after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of common stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee approves, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option up to a maximum of 10 years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted Stock

The Compensation Committee determines the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions, forfeiture or other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions will remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by us during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable, and those shares shall be completely forfeited .

Stock Appreciation Rights

The Compensation Committee can grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided, that, if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that as underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

Performance Share Awards

The Compensation Committee can grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of our common stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Amendment and Termination of the 2009 Plan

Our board of directors can at any time terminate the 2009 Plan. Unless earlier terminated by the Board of Directors, the 2009 Plan shall terminate March 13, 2019. With the express written consent of an individual participant, the board may cancel or reduce or otherwise alter the outstanding awards thereunder if, in its judgment, the tax, accounting, or other effects of the 2009 Plan or potential payouts thereunder would not be in our best interest. The board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 2009 Plan in whole or in part, provided, however, that without further stockholder approval the board shall not:

¡	Increase the maximum number of shares of our common stock which may be issued on exercise of awards under the 2009 Plan;

¡	Change the maximum option price;

¡	Extend the maximum option term;

¡	Extend the termination date of the 2009 Plan; or

¡	Change the class of persons eligible to receive awards under the Plan.

Adjustment Provisions

In the event that certain reorganizations of our company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 2009 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 2009 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to our common stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 2009 Plan.

Change of Control and Reorganization

¡

Upon a change of control, as defined in the 2009 Plan, any vesting schedule with respect to any award of options, SARs, Phantom Stock Units or Restricted Stock shall become immediately exercisable with respect to 100% of the share subject thereto and the restricted period shall expire immediately with respect to 100% of Phantom Stock Units and Restricted Stock subject to restrictions.

Upon a reorganization, as defined in the 2009 Plan, where we are not the surviving entity or where we survive only as a subsidiary of another entity all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation.

Tax Aspects

The following discussion applies to the 2009 Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the Incentive Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying

Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is “transferable” or is not subject to a “substantial risk of forfeiture.” A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater stockholders may also be subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN.

OTHER MATTERS

As of the date hereof, there are no other matters that OmniComm Systems intends to present, or has reason to believe others will present, at the 2009 Annual Meeting. If, however, other matters properly come before the 2009 Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

DISSENTER’S RIGHTS

Under Delaware Law there are no dissenter’s rights available to our stockholders in connection with the matters voted upon at the 2009 Annual Meeting.

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE

COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2010 Annual Meeting of Stockholders may be made following the procedures prescribed in SEC Rule 14a-8 under the Securities Exchange Act of 1934 and must be received by the Secretary of OmniComm Systems at its principal executive offices at 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309 on or before December 31, 2008. The submission of a stockholder proposal does not guarantee that it will be included in OmniComm Systems’ Proxy Statement for the 2010 Annual Meeting of Stockholders.

ANNUAL REPORT ON FORM 10-K

A copy of the OmniComm Systems’ Annual Report on Form 10-K for the year ended December 31, 2008 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request by mail to Investor Relations, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. A copy of our Annual Report on Form 10-K, including exhibits, is also available in digital form for download or review by visiting “About Us/ SEC Filings” at www.omnicomm.com or at the SEC’s web site at www.sec.gov.

NOTICE OF INTERNET AVAILABILITY OF THE 2009 PROXY MATERIALS

Under new Securities and Exchange Commission rules, we have posted a copy of the Notice of our 2009 Annual Meeting of Shareholders, the Proxy Statement, the proxy card and the Annual Report of OmniComm Systems (“Proxy Materials”) on our website. The Proxy Materials to shareholders are available at: the Company’s homepage, www.omnicomm.com.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, OmniComm Systems, Inc., 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309. Please note that additional information can be obtained from our website at www.omnicomm.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 2101 West Commercial Blvd., Suite 4000, Ft. Lauderdale, Florida 33309, telephone (954) 473-1254. If you want to receive separate copies of the proxy statement and annual report in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

-OF-

OMNICOMM SYSTEMS, INC.

a Delaware Corporation

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chief Financial Officer of OmniComm Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED, that the first sentence of the Fourth Article of the Certificate of Incorporation is hereby deleted and replaced with the following:

“ARTICLE - FOUR

“The total number of common shares of stock which the corporation shall have the authority to issue is five hundred million (500,000,000).”

The effective date of this amendment shall be the date of filing this Certificate of Amendment with the secretary of state of the state of Delaware.

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated March 13, 2009 in accordance with Section 141 of the Delaware General Corporation Law, and by the approval of the holders of shares of the Corporation’s voting stock at a meeting of the shareholders dated July 10, 2009 having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Financial Officer, on this          day of July 2009, and such person hereby affirms under penalty of perjury that this Certificate of Amendment to the Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true and correct.

OMNICOMM SYSTEMS, INC.

By:

A-1

EXHIBIT B

2009 EQUITY INCENTIVE PLAN OF

OMNICOMM SYSTEMS, INC.

1. PURPOSE

The purpose of the 2009 Equity Incentive Plan (“Plan”) of OmniComm Systems, Inc. (“Company”) is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its subsidiaries and Affiliates, and serve on the Company’s Board, and to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these key persons.

A further purpose of the Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units, or any combination of the foregoing.

2. DEFINITIONS

The following definitions shall be applicable throughout the Plan.

“Affiliate” means any affiliate of the Company within the meaning of 17 CFR Section 230.405.

“Appreciation Date” means the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him, which date shall be the date notice of such designation is received by the Committee, or its designee.

“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award or Performance Share Unit Award.

“Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or an Affiliate having cause to terminate a Participant’s employment under any existing employment agreement between the Participant and the Company, a Subsidiary or an Affiliate or, in the absence of such an employment agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or a Subsidiary or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, or a Subsidiary or an Affiliate, or (iii) the Participant having been convicted of a felony.

“Change in Control” shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than 50% of the voting Stock or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company’s capital stock entitled to vote in the election of directors (“Voting Stock”) prior to said combination, own 50% or more of the resulting entity’s Voting Stock shall not, by itself, be considered a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

“Common Stock” means the common stock, no par value of the Company.

“Company” means OmniComm Systems, Inc.

“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

“Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.

“Eligible Employee” means any person regularly employed by the Company or a Subsidiary or Affiliate on a full-time salaried basis, and any independent contractor of the Company or a Subsidiary or Affiliate, who satisfies all of the requirements of Section 6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on a given date means (i) the last reported sale price for the Stock on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported on the Composite Tape if the Stock is listed on the New York Stock Exchange (“NYSE”) or on The NASDAQ Stock Market (“NASDAQ”), (ii) if the Stock is not then issued on the NYSE or the NASDAQ but sales of the Stock are reported by the Over-the-Counter Bulletin Board opera by FINRA or the Pink Sheets electronic quotation system operated by Pink OTC Markets (“OTC”), the average between the closing bid and asked price quotations for the Stock on that date (or if none on that date, on the next most recent date) as reported on the OTC, or (iii) if the Stock is not then issued on the NYSE or the NASDAQ, and sales of the Stock are not reported by the OTC, the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Holder” means a Participant who has been granted an Option, a Stock Application Right, a Restricted Stock Award, Phantom Stock Unit Award or a Performance Share Unit Award.

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

“Independent” means a person who is independent as defined in the listing standards of The NASDAQ Stock Market, Inc.

“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

“Normal Termination” means termination:

i.	With respect to the Company or a Subsidiary, at retirement (excluding early retirement) pursuant to the Company retirement plan then in effect;

ii.	With respect to an Affiliate, at retirement (excluding early retirement) pursuant to the retirement plan of such Affiliate then in effect or, if the Affiliate has no such plan, at retirement upon or after the attainment of age 65;

iii.	On account of Disability;

iv.	With the written approval of the Committee; or

v.	By the Company, a Subsidiary or Affiliate without Cause.

“Option” means an Award granted under Section 7 of the Plan.

“Option Period” means the period described in Section 7(c).

“Participant” means an Eligible Employee or member of the Board who has been selected to participate in the Plan and to receive an Award pursuant to Section 6.

“Performance Goals” means the performance objectives of the Company during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

“Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

“Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Section 9.

“Plan” means the 2009 Equity Incentive Plan of OmniComm Systems, Inc.

“Reporting Company” means the Company upon or after the first registration of the Company’s equity securities under the Exchange Act.

“Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 10.

“Restricted Stock” means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 10 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 12.

“Restricted Stock Award” means an Award granted under Section 10 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the Common Stock or such other authorized shares of stock the Company as the Committee may from time to time authorize for use under the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

“Valuation Date” means the last day of an Award Period or the date of death of a Participant, as applicable.

3. EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

Subject to the approval of this Plan by the shareholders of the Company at a duly convened meeting of shareholders, or by a written consent of shareholders effective under applicable state law, the Plan shall become effective on                      [INSERT DATED APPROVED BY THE BOD], and no further Awards may be made after the expiration of 10 years therefrom.

The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4. ADMINISTRATION

The Committee shall administer the Plan. Each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be Independent; provided, however, that such requirement shall not apply prior to the Company becoming a Reporting Company and publicly traded on a NASDAQ regulated market. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

No member of the Committee, while serving as such, shall be eligible to receive an Award under the Plan; provided, however, that such requirement shall not apply prior to the Company becoming a Reporting Company and publicly traded on a NASDAQ regulated market. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

a.	Select the Eligible Employees and members of the Board to participate in the Plan;

b.	Determine the nature and extent of the Awards to be made to each Participant;

c.	Determine the time or times when Awards will be made;

d.	Determine the duration of each Award Period;

e.	Determine the conditions to which the payment of Awards may be subject;

f.	Establish the Performance Goals for each Award Period;

g.	Prescribe the form or forms evidencing Awards; and

h.	Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units and shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board. Notwithstanding the foregoing, in lieu of a Committee as described above, the Board of Directors of the Company may administer the Plan until such time as it is practicable and feasible to appoint a Committee.

5. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, PHANTOM STOCK AWARDS AND PERFORMANCE SHARE UNITS; SHARES SUBJECT TO THE PLAN

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units and/or Performance Share Units to one or more Participants; provided, however, that:

a.	Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 12,500,000;

b.	Such shares shall be deemed to have been used in payment of awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit, shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time);

c.	Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase; and

d.	No individual may receive Options or SARs representing more than 500,000 shares of Stock in any one year.

6. ELIGIBILITY

Participants shall be limited to officers, key employees, independent contractors, and members of the Board of the Company and its Subsidiaries and Affiliates who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. STOCK OPTIONS

One or more Incentive Stock Options or Nonqualified Stock Options can be granted to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions.

a.	OPTION PRICE. The Option price (“Option Price”) per share of Stock shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock.

b.	MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

c.	OTHER TERMS AND CONDITIONS. If the Holder has not died or terminated, the Option shall become exercisable in such manner and within such period or periods (“Option Period”), not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement to be entered into in connection therewith.

i.	Each Option shall lapse in the following situations:

-	Ten years after it is granted;

-	Three months after Normal Termination, except as otherwise provided by the Committee, or

-	Any earlier time set forth in the Stock Option Agreement.

ii.	If the Holder terminates otherwise than by Normal Termination or death, the Option shall lapse at the time of termination.

iii.	If the Holder dies within the Option Period or within 3 months after Normal Termination (or such other period as may have been established by the Committee), the Option shall lapse unless it is exercised within the Option Period and in no event later than 12 months after the date of Holder’s death by the Holder’s legal representative or representatives or by the person or persons entitled to do so under the Holder’s last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person entitled to receive said Option under the applicable laws of descent and distribution.

d.	STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a “Stock Option Agreement” between the Company and the Holder of the Option in the form attached hereto and containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions:

i.	Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Stock Option Agreement.

ii.	Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

iii.	Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him.

iv.	Each Option shall become exercisable by the Holder in accordance with the vesting schedule established by the Committee for the Award.

v.	Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

e.

GRANTS TO 10% HOLDERS OF COMPANY VOTING STOCK. Notwithstanding Section 7(a), if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of the Company and its Subsidiaries, the period specified in the Stock Option Agreement for which the

Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

f.	LIMITATION. To the extent the aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

g.	VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at the Option Price, during the exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, exercise period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

h.	ORDER OF EXERCISE. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

i.	NOTICE OF DISPOSITION. Participants shall give prompt notice to the Company of any disposition of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the Date of Grant of such Option and/or one year after the receipt of such Stock by the Holder.

8. STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

a.	VESTING. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee. Notwithstanding the above, a SAR shall not be exercisable by a person subject to Section 16(b) of the Exchange Act for at least six months following the date of grant.

b.	FAILURE TO EXERCISE. If on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the Stock exceeds the Option Price, the Holder has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

c.

PAYMENT. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. With respect to SARs exercised before the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for one year, the Company shall issue or transfer to the Participant shares of Stock with a Fair Market Value at such time equal to 100 percent of any such excess. With respect to SARs exercised after the Company has been subject to such reporting requirements for at least one year, the Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

d.	DESIGNATION OF APPRECIATION DATE. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

e.	EXPIRATION. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.

9. PERFORMANCE SHARES

a.	AWARD GRANTS. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods of not less than three years nor more than five years. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating to the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Peformance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

b.	DETERMINATION OF AWARD. At the completion of a Performance Share program, or at other times as specified by the Committee, the Committee shall calculate the amount earned with respect to each Participant’s award by multiplying the Fair Market Value on the Valuation Date by the number of Performance Share Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Performance Goals.

c.	PARTIAL AWARDS. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

d.	PAYMENT OF NON-DEFERRED AWARDS. The amount earned with respect to an Award shall be payable 100% in shares of Stock based on the Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value on the seventh business day prior to payment. Except as provided in subparagraph 9(e), payments of Awards shall be made as soon as practicable after the completion of an Award Period.

e.	DEFERRAL OF PAYMENT. A Participant may file a written election with the Committee to defer the payment of any amount otherwise payable pursuant to subparagraph 9(d) on account of an Award to a period commencing at such future date as specified in the election. Such election must be filed with the Committee no later than the last day of the month which is two-thirds of the way through the Award Period during which the Award is earned, unless the Committee specifies an earlier filing date.

f.	SEPARATE ACCOUNTS. At the conclusion of each Award Period, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. All amounts credited to such account shall be fully vested at all times.

g.	ELECTION OF FORM OF INVESTMENT. Within 60 days from the end of each Award Period, and at such time or times, if any, as the Committee may permit, a Participant may file a written election with the Committee of the percentage of the deferred portion of any Award of Performance Share Units which is to be expressed in the form of dollars and credited with interest, the percentage of such Award which is to be expressed in the form of Phantom Stock Units and the percentage of such Award which is to be deemed invested in any other hypothetical investment equivalent from time to time made available under the Plan by the Committee. In the event a Participant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Participant’s Award shall be expressed in the form of Phantom Stock Units.

h.	INTEREST PORTION. The amount of interest credited with respect to the portion of an Award credited to the Participant’s account which is deferred and credited with interest (the “Interest Portion”) shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Award Period with respect to which the Award was made until the seventh business day preceding the date as of which payment is made, compounded annually, at the Company’s rate of return on stockholders’ equity for each fiscal year that payment is deferred, or at such other rate as the Committee may from time to time determine. The Committee may, in its sole discretion, credit interest on amounts payable prior to the date on which the Company’s rate of return on stockholders’ equity becomes ascertainable at the rate applicable to deferred amounts during the year immediately preceding the year of payment.

i.	PHANTOM STOCK UNIT PORTION. With respect to the portion of an Award credited to the Participant’s account which is deferred and expressed in the form of Phantom Stock Units (the “Phantom Stock Unit Portion”), the number of Phantom Stock Units so credited shall be equal to the result of dividing (i) the Phantom Stock Unit Portion by (ii) the Fair Market Value on the date the Award Period ended.

j.	DIVIDEND EQUIVALENTS. Within thirty (30) days from the payment of a dividend by the Company on its Stock, the Phantom Stock Unit Portion of each Participant’s account shall be credited with additional Phantom Stock Units the number of which shall be determined by (i) multiplying the dividend per share paid on the Company’s Stock by the number of Phantom Stock Units credited to his account at the time such dividend was declared, then (ii) dividing such amount by the Fair Market Value on the payment date for such dividend.

k.

PAYMENT OF DEFERRED AWARDS. Payment with respect to amounts credited to the account of a Participant shall be made in a series of annual installments over a period of ten (10) years, or such other period as the Committee may direct, or as the Committee may allow the Participant to elect, in either case at the time of the original deferral election. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the Phantom Stock Unit Portion of a Participant’s account based on the percentage of the Participant’s account which he originally elected to be credited with interest and with Phantom Stock Units, or, if a later election has been permitted by the Committee and is then in effect, based on the percentage specified in such later election. Payments shall commence on the date specified by the Participant in his deferral election, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his account shall have been completed, payment with respect to such amounts shall be made to the Participant’s beneficiary in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant’s or beneficiary’s account which, if multiplied by the number of installments remaining to be paid would be equal to the entire amount then credited to the Participant’s account.

l.	COMPOSITION OF PAYMENT. The Committee shall cause all payments with respect to deferred Awards to be made in a manner such that not more than one-half of the value of each installment shall consist of Stock. To that end, payment with respect to the Interest Portion and the Phantom Stock Unit Portion of a Participant’s account shall be paid in cash and Stock as the Committee shall determine in its sole discretion. The determination of any amount to be paid in cash for Phantom Stock Units shall be made by multiplying (i) the Fair Market Value of one share of Stock on the seventh business day prior to the date as of which payment is made, by (ii) the number of Phantom Stock Units for which payment is being made. The determination of the number of shares of Stock, if any, to be distributed with respect to the Interest Portion of a Participant’s account shall be made by dividing (i) one-half of the value of such portion on the seventh business day prior to the date as of which payment is made, by (ii) the Fair Market Value of one share of Stock on such date. Fractional shares shall be paid in cash.

m.	ALTERNATIVE INVESTMENT EQUIVALENTS. If the Committee shall have permitted Participants to elect to have deferred Awards of Performance Share Units invested in one or more hypothetical investment equivalents other than interest or Phantom Stock Units, such deferred Awards shall be credited with hypothetical investment earnings at such rate, manner and time as the Committee shall determine. At the end of the deferral period, payment shall be made in respect of such hypothetical investment equivalents in such manner and at such time as the Committee shall determine.

n.	ADJUSTMENT OF PERFORMANCE GOALS. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

10. RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

a.	AWARD OF RESTRICTED STOCK AND PHANTOM STOCK UNITS.

i.	The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

ii.	The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to Restricted Stock and escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Participant shall fail to execute the agreement, escrow agreement and stock powers within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

iii.	In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

iv.	In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). Dividend Equivalents credited to Holder’s account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

b.	RESTRICTIONS.

i.	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the grant; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

ii.	Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the units shall be subject to forfeiture to the extend provided in subparagraph (d), and to the extent such units are forfeited, all rights of the Holder to such units shall terminate without further obligation on the part of the Company and (2) any other restrictions which the Committee may determine in advance are necessary or appropriate.

iii.	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

c.	RESTRICTED PERIOD. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee in the Incentive Plan Agreement.

d.	FORFEITURE PROVISIONS. In the event a Holder terminates employment during a Restricted Period, that portion of the Award with respect to which restrictions have not expired (“Non-Vested Portion”) shall be treated as follows.

i.	Resignation or discharge:

-The Non-Vested Portion of the Award shall be completely forfeited.

ii.	Normal Termination:

-The Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

iii.	Death:

-The Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant’s beneficiary as soon as practicable following death.

e.	DELIVERY OF RESTRICTED STOCK AND SETTLEMENT OF PHANTOM STOCK UNITS. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his beneficiary, free of all restrictions under the Plan. Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his beneficiary without any charge one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“vested unit”) and cash equal to any Dividend Equivalents credited with respect to each such vested unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for vested units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit.

f.	SEC RESTRICTIONS. Unless the shares of Stock have been registered with the Securities and Exchange Commission (“SEC”), each certificate representing Restricted Stock awarded under the Plan shall bear the following legend:

“ These shares of Common Stock have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legend securities except in compliance with the Securities Act.

11. GENERAL

a.	ADDITIONAL PROVISIONS OF AN AWARD. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

b.	PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

c.	GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

d.	TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or a Subsidiary or Affiliate, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary or Affiliate, as appropriate prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six months prior to the date such tax obligation is determined.

e.	CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary or Affiliate.

f.	DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

g.	PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

h.

NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

i.	GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the principles of conflicts of law thereof.

j.	FUNDING. Except as provided under Section 10, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

k.	NONTRANSFERABILITY. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

l.	RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries or Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

m.	RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary or Affiliate except as otherwise specifically provided.

n.	EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

o.	PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

p.	TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

12. CHANGES IN CAPITAL STRUCTURE

Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals, shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. EFFECT OF CHANGE IN CONTROL

a.	In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 7(f) to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

b.	In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

c.	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15. AMENDMENTS AND TERMINATION

This Plan shall terminate 10 years after the date of adoption by the Board of Directors, unless earlier terminated by the Board of Directors; provided, however, that no such termination shall affect the validity of Options granted hereunder in accordance with the terms of this Plan, which Options expire after such termination date. With the express written consent of an individual Participant, the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

a.	Increase the maximum number of shares of Stock which may be issued on exercise of Options, SARs, or pursuant to Restricted Stock Awards, Phantom Stock Unit Awards, or Performance Share Unit Awards, except as provided in Section 12;

b.	Change the maximum Option Price;

c.	Extend the maximum Option term;

d.	Extend the termination date of the Plan; or

e.	Change the class of persons eligible to receive Awards under the Plan.

16. EFFECT OF SECTION 162(M) OF THE CODE

The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. This exemption is based on Proposed Treasury Regulation Section 1.162-27(f), as in effect at the time of the adoption of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

As adopted by the Board of Directors of

OmniComm Systems, Inc.

as of                         , 2009.

FORM

INCENTIVE STOCK OPTION AGREEMENT

OmniComm Systems, Inc. (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of common stock of the Company’s, to provide the Grantee with an added incentive as an employee of the Company hereby grants to Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

1. Identifying Provisions: As used in this Option, the following terms shall have the following respective meanings. This Option is intended to be an incentive stock option pursuant to Section 422 of the Internal Revenue Code (“Sec. 422 Qualified Shares”).

(a)	Grantee:

(b)	Date of grant:

(c)	Number of shares optioned:

(d)	Option exercise price per share:

(e)	Expiration Date:

2.	Timing of Purchases: The Option vests and are exercisable as follows:

1.	First Installment: options vesting on ;
2.	Second Installment if any: options vesting on ;
3.	Third Installment if any: options vesting on .

3. Restrictions on Exercise: The following additional provisions shall apply to the exercise of this Option:

(i) Termination of Employment. If the Grantee’s employment by the Company or any of its subsidiaries is terminated for any reason other than death only that portion of this Option exercisable at the time of such termination of employment may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee’s permanent and total disability, in which case such period of three (3) months shall be extended to one (1) year. In all other respects, this Option shall terminate upon such termination of employment.

(ii) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee’s legal representative or representatives, or the person or persons entitled to do so under the Grantee’s last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option in accordance with Section 2 hereof on the date of his death, and such right shall expire and this Option shall terminate one (1) year after the date of the Grantee’s death or on the expiration date of this Option, whichever date is sooner. In all other respects, this Option shall terminate upon such death.

(iii) Continuity of Employment. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the date of grant and ending no more than three (3) months prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous employ of the Company, except that such period of three (3) months shall be one (1) year following any termination of the Grantee’s employment by reason of his permanent and total disability.

4. Non-Transferable. The Grantee may not transfer his Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or his guardian or legal representative.

5. Adjustments and Corporate Reorganization. Subject to the provisions of the Company’s Stock Option Plan under which this Option is granted, if the outstanding shares of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Options, but with a corresponding adjustment. Such adjustments shall be made by or under authority of the Company’s Board of Directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock of the representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Stock Option Plan under which this Option was granted, or the substitution for such options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the Grantee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section entitled “Adjustments and Corporate Reorganization,” not yet be exercisable.

6. Exercise, Payment For and Delivery of Stock: This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four (4) business days’ written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold an account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

7. Rights in Shares Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

8. Requirements of Law and of Stock Exchanges. By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with view to or for sale in connection with any distribution.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

9. Disposition of Exercised Shares. In the event the Grantee exercises his option to purchase shares, any subsequent disposition of those shares by the Grantee on an exchange on which the Company’s shares are being traded shall be done in an orderly manner and not in a manner that would adversely affect the share price.

10. Incentive Stock Option Plan. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s 2009 Equity Compensation Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Pursuant to said Plan, the Board of Directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

11. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry of certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

12. Laws Applicable to Construction. This Agreement has been executed and delivered by the Company in the State of Florida, and this Agreement shall be construed and enforced in accordance with the laws of said State.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has granted this Option on                                     .

OmniComm Systems, Inc.

ACCEPTED:

Grantee:

OMNICOMM SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

July 10, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of OMNICOMM SYSTEMS, INC., a Delaware corporation, does hereby constitute and appoint CORNELIS F. WIT, RANDALL G. SMITH and RONALD T. LINARES, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock, and 5% Series A Preferred Stock, of OmniComm Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Courtyard by Marriott—Ft. Lauderdale, 6650 North Andrews Avenue, Ft. Lauderdale, Florida 33309, on July 10, 2009 at 9 a.m., and at any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4.

Please mark your vote as indicated in this example ☒

ITEM 1. ELECTION OF DIRECTORS
VOTE FOR ALL*	WITHHELD FOR ALL
☐	☐

Nominees:

Randall G. Smith

Cornelis F. Wit

Guus van Kesteren

Matthew D. Veatch

Fernando Montero

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. INCREASE IN NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 150 MILLION TO 500 MILLION

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 4. APPROVE THE ADOPTION OF THE OMNICOMM SYSTEMS, INC. 2009 EQUITY INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 5. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)	Date

Print Name:

Signature(s)	Date

Print Name:

Number of Shares Being Voted:

Your Name Must Be Printed Where Indicated. If We Cannot Read Your Signature Your Vote Will Not Be Counted